U.S. Securities and Exchange Commission
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 2, 2011

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Commission File No. 001-34996
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SPARTAN GOLD LTD.
(Name of small business issuer as specified in its charter)

Nevada	27-3726384
State of Incorporation	IRS Employer Identification No.

13951 N. Scottsdale Rd Suite 233 Scottsdale, AZ 85254
(Address of principal executive offices)

(480) 391-7400
(Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.06 Change in Shell Status of Company

Spartan Gold Ltd was formerly deemed a “shell company” as defined in Rule 12-b2 under the Exchange Act (17 CFR240.12-b2). However, as of our Current Report on Form 8-K filed on October 28, 2010, we are no longer of that status. Full disclosure of that transaction is to be found in that filing and incorporated herein by reference. Additionally we point to our filing of the Company’s Annual Report on Form 10-K filed on March 2, 2010, which is inclusive of Form 10 information and audited financials regarding our Company in its current non-shell status since October 28, 2010.

The business of Spartan Gold Ltd. is described herein:

Spartan Gold Ltd. (OTCBB: SPAG) is a U.S. based junior gold exploration and mining company with gold exploration and development activity in both the Carlin-Rain and Round Mountain-Northumberland Gold Trends in Nevada. The Carlin, and Round Mountain, and Northumberland Mining Districts of Nevada each are endowed with major gold mines operated by a number of the world leaders in the mining industry.  The Company also has mining interests in the northeast region of Alabama in the historical Arbacoochee Mining District. The directors, management and advisers of Spartan Gold have over 90 years of combined experience in the exploration and development of global mining projects.

Spartan's commitment to asset growth and increased shareholder value will be sustained by the development of highly prospective projects, accelerated exploration activities and the acquisition of viable resources. Spartan has selected an international board of directors experienced in undertaking exploration, development and funding of numerous energy and minerals projects around the world. The company is currently pursuing opportunities for several acquisition targets in select areas of the world.

Item 9.01 Exhibits.

(d) Exhibits

The following exhibits have been incorporated by reference:

10.1	Form 8-K filed on October 28, 2010
10.2	Form 10-K filed on March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.

Dated: March 3, 2011	By:	/s/ William Whitmore
William Whitmore
President, Interim Chief Financial Officer and Director